Exhibit 23.4

CONSENT OF OLIVER WYMAN (HONG KONG) LIMITED

Samoyed Holding Limited

902/903, B4, Kexing Science Park

No. 15 Keyuan Road, Science and Technology Park

Nanshan District, Shenzhen

People’s Republic of China

September 28, 2018

Ladies and Gentlemen:

Oliver Wyman (Hong Kong) Limited hereby consents to (i) references to our name, (ii) inclusion of information, data and statements from, and references to our preparation of, the report entitled “PROJECT ANGEL - INDUSTRY CONSULTANT REPORT (1-MAY)” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, (a) in this registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in connection with the proposed initial public offering of Samoyed Holding Limited (the “Company”) and in the prospectus contained therein, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (b) in any written correspondences with the SEC, and (c) in any other future filings or correspondence with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”). We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC and any amendments thereto and as an exhibit to any other SEC Filings.

/s/ Cliff Sheng
Name: Cliff Sheng
Title: Head of China Financial Services
Oliver Wyman (Hong Kong) Limited
Level 9, Unit 04
Central Plaza
18 Harbour Road
Wanchai
Hong Kong